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Exhibit 1.20

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

August 18, 2015

NOTICE OF CHANGE
of the information relating to
SPROTT ASSET MANAGEMENT SILVER BID LP's
OFFER TO PURCHASE
all of the issued and outstanding units of
SILVER BULLION TRUST
for consideration per SBT Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Silver Trust and Silver Bullion Trust
(as further described herein)

Sprott Asset Management Silver Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Silver Trust, has prepared this notice of change of information (the "Notice of Change") to update certain disclosure in its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015 and the Notice of Extension and Variation dated as of August 4, 2015 (collectively, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "SBT Units") of Silver Bullion Trust ("SBT"), other than any SBT Units held directly or indirectly by the Offeror. The Original Offer, as amended hereby, is referred to herein as the "Offer".

THE OFFER REMAINS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON SEPTEMBER 18, 2015.

This Notice of Change should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015 and the Notice of Extension and Variation dated as of August 4, 2015 (the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (as amended, the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Change, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Change mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

SBT Unitholders who have validly deposited and not withdrawn their SBT Units need take no further action to accept the Offer. SBT Unitholders whose SBT Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their SBT Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered SBT Unitholders may accept the Offer by following the procedures for book-entry transfer of SBT Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". SBT Unitholders who hold their SBT Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial SBT Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their SBT Units.

Beneficial SBT Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such SBT Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. SBT Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

SBT Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their SBT Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a SBT Unitholder holds SBT Units may charge a fee to deposit any such SBT Units on behalf of the SBT Unitholder. SBT Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. SBT Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If SBT Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If SBT Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Change or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PSLV Units is subject to certain risks. In assessing the Offer, SBT Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to SBT has been compiled from public sources — see "INFORMATION CONCERNING SBT" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

SBT Unitholders in the United States should be aware that the disposition of SBT Units and acquisition of PSLV Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by SBT Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Silver Bid GP Inc. ("SAM Silver Bid GP"), Sprott Physical Silver Trust and SBT is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Silver Bid GP and the trustees of each of Sprott Physical Silver Trust and SBT may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Silver Bid GP, Sprott Physical Silver Trust, SBT and such other said persons may be located outside the United States.

THE PSLV UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES

Sprott Physical Silver Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular and other documents and information. SBT UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL SILVER TRUST, SBT AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Extension) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PSLV Units, the value of the PSLV Units received as consideration under the Offer, the outcome of SBT's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire SBT Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of SBT's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PSLV Units received as consideration under the Offer and the impact of the issuance of PSLV Units on the market price of the PSLV Units, the reduced trading liquidity of SBT Units not deposited under the Offer, any inaccuracy of SBT's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Change or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING SBT

        Except as otherwise expressly indicated herein, the information concerning SBT and SBT Units contained in the Offer and Circular has been taken from and is based solely upon SBT's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. SBT has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of SBT and SBT Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning SBT taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Silver Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by SBT to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from SBT's public disclosure of documents or records or whether there has been any failure by SBT to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF CHANGE

        This Notice of Change supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding SBT Units upon and subject to the terms and conditions set out in the Original Offer and Circular by revising and updating the unaudited pro forma financial statements and summary financial information in the Original Offer and Circular to reflect the most recently reported financial results of Sprott Physical Silver Trust and SBT.

        Except as otherwise set forth in this Notice of Change, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Change should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Change.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Change mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

August 18, 2015

TO: THE HOLDERS OF UNITS OF SILVER BULLION TRUST

1.     Amendments to the Original Offer and Circular

        Section 7 of the Original Offer and Circular, "Summary of Sprott Physical Silver Trust's Historical and Pro Forma Financial Information" (found on pages 45 and 46 thereof) is hereby deleted and replaced with the following:

          "SBT Unitholders should refer to Schedule "A" to this Offer and Circular for Sprott Physical Silver Trust's unaudited pro forma financial statements as at and for the six months ended June 30, 2015 and for the year ended December 31, 2014, giving effect to the proposed acquisition of substantially all of the assets and liabilities of SBT (other than the Administration Agreement) in the manner set forth therein. Such pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from such pro forma financial statements. Any potential synergies that may be realized after consummation of the transaction have been excluded from such pro forma financial statements. Since the pro forma financial statements have been developed to retroactively show the effect of a transaction that is expected to occur at a later date (even though this was accomplished by following generally accepted practice and using reasonable assumptions), there are limitations inherent in the very nature of such pro forma data. The data contained in the pro forma financial statements represents only a simulation of the potential impact of Sprott Physical Silver Trust's acquisition of substantially all of the assets and liabilities of SBT (other than the Administration Agreement). SBT Unitholders are cautioned to not place undue reliance on such pro forma financial statements.

          The table set out below includes a summary of Sprott Physical Silver Trust's historical financial information as at and for the years ended December 31, 2014 and 2013 and the six months ended June 30, 2015, prepared in accordance with IFRS.

          The unaudited pro forma financial statements for Sprott Physical Silver Trust have been derived from: (i) the audited financial statements of each of Sprott Physical Silver Trust and SBT for the year ended December 31, 2014; and (ii) the unaudited financial statements for each of Sprott Physical Silver Trust and SBT as at and for the three and six months ended June 30, 2015.

          The unaudited pro forma financial statements for Sprott Physical Silver Trust give effect to Sprott Physical Silver Trust's proposed acquisition of substantially all of the assets and liabilities of SBT (other than the Administration Agreement) as if it had occurred as at June 30, 2015, for the purposes of the pro forma balance sheet information and as at January 1, 2014 for the purposes of the pro forma statements of earnings for the year ended December 31, 2014 and for the six months ended June 30, 2015. In preparing the unaudited pro forma financial statements, the Offeror has made certain assumptions that affect the amounts reported in the unaudited pro forma financial statements. The unaudited pro forma financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the Offer and the Merger Transaction will differ from the pro forma information presented below. Pro forma adjustments have been made to account for significant accounting policy differences identified as of the date of this Offer and Circular. The review undertaken by the Offeror was to identify significant accounting policy differences where the impact was potentially material and could reasonably be estimated. Further accounting policy differences may be identified after the consummation of the proposed transactions. Any potential synergies that may be realized after consummation of the proposed transactions have been excluded from the unaudited pro forma financial statements.

Summary of Historical Financial Information of Sprott Physical Silver Trust

  Ratios and Supplemental Data

	June 30, 2015	December 31, 2014	December 31, 2013
Total Net Asset Value(1)	U.S.$773,611,089	U.S.$775,015,679	U.S.$967,550,723
Number of PSLV Units outstanding(1)	127,359,790	127,360,215	127,365,280
Management expense ratio(2)	0.74%	0.76%	0.65%
Trading expense ratio(3)	Nil	Nil	Nil
Portfolio turnover rate(4)	Nil	Nil	Nil
Net asset value per PSLV Unit	U.S.$6.07	U.S.$6.09	U.S.$7.60
Closing market price — NYSE Arca	U.S.$6.17	U.S.$6.15	U.S.$7.57
Closing market price — TSX	U.S.$6.11	U.S.$6.16	U.S.$7.58

(1)
This information is provided as at the date shown, as applicable.

(2)
Management expense ratio is based on total expenses (including Canadian taxes and excluding commissions and other portfolio transaction costs) for the stated period and is expressed as annualized percentages of daily average net asset value during the period.

(3)
The trading expense ratio represents total commissions and other portfolio transaction costs expressed as an annualized percentage of daily average net asset value during the period shown. Since there are no direct trading costs associated with physical bullion trades, the trading expense ratio is nil.

(4)
Sprott Physical Silver Trust's portfolio turnover rate indicates how actively Sprott Physical Silver Trust's portfolio adviser trades its portfolio investments. A portfolio turnover rate of 100% is equivalent to Sprott Physical Silver Trust buying and selling all of the securities in its portfolio once in the course of the year. The higher Sprott Physical Silver Trust's portfolio turnover rate in a year, the greater the chance of an investor receiving taxable capital gains in the year. There is not necessarily a relationship between a high turnover rate and the performance of Sprott Physical Silver Trust."

        In addition, Schedule "A" to the Original Offer and Circular is hereby deleted and replaced with the following:

(remainder of page intentionally left blank)

 SCHEDULE A

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma condensed financial information for Sprott Physical Silver Trust as at and for the six months ended June 30, 2015 and for the year ended December 31, 2014.

(Remainder of page intentionally left blank)

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the six months ended June 30, 2015	SBT	PSLV	Pro forma adjustments		Pro forma combined
	$	$	$		$
Income
Net realized losses on
redemptions/sales of bullion	—	(2,789,068)	—		(2,789,068)
Change in unrealized gains/losses on silver bullion	(852,048)	4,367,393	—		3,515,345
Interest	759	—	—		759

	(851,289)	1,578,325	—		727,036

Expenses
Management fees	29,535	1,926,282	90,939	Note A	2,046,756
Bullion storage fees	40,179	711,757	4,682	Note B	756,617
Operating expenses	67,121	342,271	—		409,392
Special Meeting Costs	577,344	—	—		577,344
Unsolicited takeover bid costs	43,398	—	—		43,398

	757,577	2,980,309	95,621		3,833,507

Net loss for the period	(1,608,866)	(1,401,984)	(95,621)		(3,106,471)

Weighted average number of units	5,467,228	127,360,166	8,191,220	Note C	135,551,386

Decrease in total equity from operations per Unit	(0.30)	(0.01)	—		(0.02)

Pro forma condensed statement of financial position (unaudited)
(in U.S. dollars)

As at June 30, 2015	SBT	PSLV	Pro forma adjustments	Pro forma combined
	$	$	$	$
Assets
Current assets
Cash and cash equivalents	401,830	2,303,053	—	2,704,883
Silver bullion	49,358,131	771,943,370	—	821,301,501
Other receivables and prepaid assets	59,923	—	—	59,923

Total assets	49,819,884	774,246,423	—	824,066,307

Liabilities
Current liabilities
Accounts payable and accrued liabilities	479,636	635,334	—	1,114,970

Total liabilities	479,636	635,334	—	1,114,970

Equity
Unitholders' equity	49,340,248	773,611,089	—	822,951,337

Total equity	49,340,248	773,611,089	—	822,951,337

Total liabilities and equity	49,819,884	774,246,423	—	824,066,307

Total equity per Unit	9.02	6.07	—	6.07

Pro forma condensed statement of income (loss) (unaudited)
(in U.S. dollars, except unit numbers)

For the year ended December 31, 2014	SBT	PSLV	Pro forma adjustments		Pro forma combined
	$	$	$		$
Income
Net realized gains on redemptions/sales of bullion	—	—	—		—
Change in unrealized losses on silver bullion	(11,102,431)	(185,608,263)	—		(196,710,694)
Interest	2,240	—	—		2,240

	(11,100,191)	(185,608,263)	—		(196,708,454)

Expenses
Management fees	67,625	4,497,545	212,787	Note A	4,777,957
Bullion storage fees	88,727	1,446,768	1,011	Note B	1,536,506
Operating expenses	135,888	944,285	—		1,080,173

	292,240	6,888,598	213,798		7,394,636

Net loss for the year	(11,392,431)	(192,496,861)	(213,798)		(204,103,090)

Weighted average number of units	5,467,228	127,362,815	8,191,220	Note C	135,554,035

Decrease in total equity from operations per Unit	(2.08)	(1.51)	—		(1.51)

Sprott Physical Silver Trust
Notes to the Unaudited Pro Forma Condensed Financial Statements
(in U.S. dollars, unless otherwise noted) (unaudited)

1.    Basis of Presentation

        The unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") have been prepared by management of Sprott Physical Silver Trust ("PSLV") for inclusion in PSLV's Notice of Change for the Offer and Circular dated August 18, 2015 (the "Notice of Change"), relating to the proposed acquisition of Silver Bullion Trust ("SBT").

        The Pro Forma Financial Statements have been compiled based on the recognition and measurement principles of International Financial Reporting Standards ("IFRS") and the significant accounting policies as set out in PSLV's financial statements as at and for the year ended December 31, 2014. The Pro Forma Financial Statements have been compiled using the audited financial statements of PSLV and SBT as at and for the year ended December 31, 2014 and the unaudited interim financial statements as at and for the six months ended June 30, 2015.

        The Pro Forma Financial Statements include pro forma adjustments based on the best information available to management and certain assumptions that management believes are reasonable under the circumstances. In preparing the Pro Forma Financial Statements, certain financial statement items have been reclassified or condensed.

        The unaudited pro forma condensed statement of financial position as at June 30, 2015 give effect to the acquisition as if it had occurred on June 30, 2015. The unaudited pro forma condensed statements of income (loss) for the year ended December 31, 2014 and the six months ended June 30, 2015 give effect to the acquisition as if it had occurred on January 1, 2014.

        The unaudited pro forma condensed statement of financial position as at June 30, 2015 and the unaudited pro forma condensed statement of income (loss) for the six months ended June 30, 2015 were prepared by

1.    Basis of Presentation (Continued)

management using information derived from the unaudited interim financial statements of PSLV and SBT as at and for the six months ended June 30, 2015, prepared in accordance with IAS 34: Interim Financial Reporting.

        The unaudited pro forma condensed statement of income (loss) for the year ended December 31, 2014 was prepared by management using information derived from the audited financial statements of PSLV and SBT as at and for the year ended December 31, 2014, prepared in accordance with IFRS.

        The Pro Forma Financial Statements are included for information purposes only and are not intended to represent or be indicative of what the results of operations or financial position would have been had the acquisition actually occurred on the dates indicated. The Pro Forma Financial Statements should be read in conjunction with the Notice of Change and the audited financial statements of PSLV and SBT as at and for the year ended December 31, 2014, as well as the unaudited interim financial statements of PSLV and SBT as at and for the six months ended June 30, 2015.

2.    Pro Forma Assumption and Acquisition

        Sprott Asset Management LP, the manager of PSLV, has offered to purchase all of the issued and outstanding units of SBT in exchange for units of PSLV. The Pro Forma Financial Statements have been prepared based on the assumption that all units of SBT are deposited under the terms and conditions outlined in the Notice of Change. The number of units of PSLV issued in exchange for each unit of SBT is based on the NAV to NAV Exchange Ratio of PSLV and SBT as at June 30, 2015.

3.    Pro Forma Assumptions and Adjustments

        The Pro Forma Financial Statements have been adjusted to give the effects to the events that are 1) directly attributable to the transaction, 2) those directly attributable to the transaction for which there are firm commitments and for which the complete financial effects are objectively determinable and 3) with respect to the statements of income (loss), expect to have a continuing impact on PSLV. The unaudited pro forma condensed statements of income (loss) do not reflect any non-recurring charges directly related to the proposed acquisition that have already been incurred or will be incurred upon closing of the acquisition.

        The Pro Forma Financial Statements reflect the following pro forma adjustments:

  (A)
  Management fees calculated in accordance with PSLV's management fee agreement.

  (B)
  Bullion certificates are exchanged for physical bullion and all physical bullion is held at the Royal Canadian Mint. Bullion storage fees are calculated at rates in accordance with PSLV's bullion storage agreement.

  (C)
  To reflect the incremental pro forma weighted average units outstanding resulting from the exchange of units in SBT for units of PSLV.

        The Pro Forma Financial Statements do not include the expected benefits and cost savings related to synergies arising from the acquisition of SBT.

2.     Time for Deposit

        The Offer is open for deposits of SBT Units until 5:00 p.m. (Toronto time) on September 18, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

3.     Manner of Acceptance

        SBT Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

4.     Take-up of and Payment for Tendered SBT Units

        The Offeror will take-up and pay for Tendered SBT Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered SBT Units".

5.     Withdrawal of Deposited SBT Units

        SBT Unitholders have the right to withdraw SBT Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited SBT Units".

6.     Consequential Amendments to the Original Offer and Circular and Other Documents

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Change and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Change.

        Except as otherwise set forth in or amended by this Notice of Change, the terms and conditions of the Offer and the information in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

7.     Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of SBT with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. SBT Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

8.     Approval

        The contents of the Offer and Circular have been approved and the sending thereof to SBT Unitholders has been authorized by the sole director of SAM Silver Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Silver Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 18, 2015

SPROTT ASSET MANAGEMENT SILVER BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT SILVER BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 18, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: August 18, 2015

SPROTT PHYSICAL SILVER TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit 1.20
NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING SBT
NOTICE OF CHANGE
Summary of Historical Financial Information of Sprott Physical Silver Trust
SCHEDULE A UNAUDITED PRO FORMA FINANCIAL STATEMENTS
CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST